EXHIBIT 99.1

For Immediate Release

AAM Reports First Quarter 2014 Financial Results

Non-GM sales of $288 million, up over 50% on a year-over-year basis

Detroit, Michigan, May 2, 2014-- American Axle & Manufacturing Holdings, Inc. (AAM), which is traded as AXL on the NYSE, today reported its financial results for the first quarter of 2014.
First Quarter 2014 Results

•	First quarter 2014 sales of $858.8 million, up approximately 13.7% on a year-over-year basis

•	Non-GM sales grew over 50% on a year-over-year basis to $287.8 million

•	Gross profit of $121.9 million, or 14.2% of sales

•	Net income of $33.6 million, or $0.44 per share

•	EBITDA (earnings before interest, taxes, depreciation and amortization) of $112.5 million, or 13.1% of sales

AAM’s net income in the first quarter of 2014 was $33.6 million, or $0.44 per share as compared to net income of $7.3 million, or $0.10 per share, in the first quarter of 2013. In the first quarter of 2013, AAM's results reflect the impact of $11.3 million (or $0.13 per share) of debt refinancing and redemption costs.

“AAM's financial results in the first quarter of 2014 reflect strong sales growth that continues to outpace the industry,” said AAM’s Chairman, President and Chief Executive Officer, David C. Dauch. “AAM's top priority in 2014 is to flawlessly launch our new business backlog which will drive higher profitability, improve free cash flow generation and enhance business diversification for our fast-growing company. We remain committed to delivering world-class quality products, maintaining operational excellence at every one of our 35 global facilities and demonstrating technology leadership by continuing to develop innovative driveline solutions for the global automotive market.”

Led by higher sales in support of Chrysler's all-new Jeep Cherokee and heavy-duty Ram full-size pickup trucks and its derivatives, AAM's sales in the first quarter of 2014 increased approximately 13.7% to $858.8 million as compared to $755.6 million in the first quarter of 2013. Non-GM sales grew 53.0% on a year-over-year basis to $287.8 million in the first quarter of 2014 as compared to $188.1 million in the first quarter of 2013.

AAM's content-per-vehicle is measured by the dollar value of its product sales supporting our customers’ North American light truck and SUV programs. In the first quarter of 2014, AAM’s content-per-vehicle increased 10.0% to $1,655 as compared to $1,504 in the first quarter of 2013.

AAM’s gross profit in the first quarter of 2014 was $121.9 million, or 14.2% of sales, as compared to $104.3 million, or 13.8% of sales, in the first quarter of 2013.

In the first quarter of 2014, AAM’s operating income increased over $20 million to $64.8 million, or 7.5% of sales, as compared to $44.7 million, or 5.9% of sales, in the first quarter of 2013.

AAM’s SG&A spending in the first quarter of 2014 was $57.1 million, or 6.6% of sales, as compared to $59.6 million, or 7.9% of sales, in the first quarter of 2013. AAM's R&D spending in the first quarter of 2014 was $25.8 million as compared to $28.5 million in the first quarter of 2013.

In the first quarter of 2014, AAM’s net income was $33.6 million, or $0.44 per share as compared to $7.3 million or $0.10 per share in the first quarter of 2013.

AAM defines EBITDA to be earnings before interest, taxes, depreciation and amortization. In the first quarter of 2014, AAM’s EBITDA increased over $37 million to $112.5 million, or 13.1% of sales, as compared to $75.3 million, or 10.0% of sales, in the first quarter of 2013.

AAM defines free cash flow to be net cash provided by (or used in) operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment and the sale-leaseback of equipment.

Net cash used in operating activities for the first quarter of 2014 was $55.5 million. Capital spending, net of proceeds from the sale of property, plant and equipment, for the first quarter of 2014 was $40.0 million. Reflecting the impact of this activity, AAM's free cash flow was a use of $95.5 million for the first quarter of 2014.

A conference call to review AAM’s first quarter 2014 results is scheduled today at 10:00 AM ET. Interested participants may listen to the live conference call by logging onto AAM's investor web site at http://investor.aam.com or calling (877) 681-2072 from the United States or (973) 200-3383 from outside the United States. A replay will be available from 2:00 p.m. ET on May 2, 2014 until 5:00 p.m. ET May 9, 2014 by dialing (855) 859-2056 from the United States or (404) 537-3406 from outside the United States. When prompted, callers should enter conference reservation number 34605136.

Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included within this press release, AAM has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with Securities and Exchange Commission rules and is included in the attached supplemental data.

Management believes that these non-GAAP financial measures are useful to both management and its stockholders in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

AAM is a world leader in the manufacture, engineering, design and validation of driveline and drivetrain systems and related components and modules, chassis systems and metal-formed products for light trucks, sport utility vehicles, passenger cars, crossover vehicles and commercial vehicles. In addition to locations in the United States (Michigan, Ohio, Pennsylvania and Indiana), AAM also has offices or facilities in Brazil, China, Germany, India, Japan, Luxembourg, Mexico, Poland, Scotland, South Korea, Sweden and Thailand.

In this earnings release, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” “target,” and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: reduced purchases of our products by General Motors Company (GM), Chrysler Group LLC (Chrysler) or other customers; reduced demand for our customers' products (particularly light trucks and sport utility vehicles (SUVs) produced by GM and Chrysler); our ability or our customers' and suppliers' ability to successfully launch new product programs on a timely basis; our ability to realize the expected revenues from our new and incremental business backlog; our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; our ability to attract new customers and programs for new products; our ability to respond to changes in technology, increased competition or pricing pressures; our ability to achieve the level of cost reductions required to sustain global cost competitiveness; supply shortages or price increases in raw materials, utilities or other operating supplies for us or our customers as a result of natural disasters or otherwise; global economic conditions, including the impact of the continued market weakness in the Euro-zone; risks inherent in our international operations (including adverse changes in political stability, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations); liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers; price volatility in, or reduced availability of, fuel; our ability to successfully implement upgrades to our enterprise resource planning systems; our ability to maintain satisfactory labor relations and avoid work stoppages; our suppliers', our customers' and their suppliers' ability to maintain satisfactory labor relations and avoid work stoppages; our ability to attract and retain key associates; availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes, including our ability to comply with financial covenants; our customers' and suppliers' availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; changes in liabilities arising from pension and other postretirement benefit obligations; risks of noncompliance with environmental laws and regulations or risks of environmental issues that could result in unforeseen costs at our facilities; adverse changes in laws, government regulations or market conditions affecting our products or our customers' products (such as the Corporate Average Fuel Economy (CAFE) regulations); our ability to consummate and integrate acquisitions and joint ventures; our ability or our customers' and suppliers' ability to comply with the Dodd-Frank Act and other regulatory requirements and the potential costs of such compliance; and other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

# # #

For more information...

Christopher M. Son
Director, Investor Relations,
Corporate Communications & Marketing
(313) 758-4814
chris.son@aam.com

Danielle Landolt
Manager, Marketing & Communications
(313) 758-4589
danielle.landolt@aam.com

Or visit the AAM website at www.aam.com.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended
	March 31,
	2014	2013
	(in millions, except per share data)

Net sales	$858.8	$755.6

Cost of goods sold	736.9	651.3

Gross profit	121.9	104.3

Selling, general and administrative expenses	57.1	59.6

Operating income	64.8	44.7

Interest expense	(25.0)	(29.1)

Investment income	0.3	0.1

Other income (expense)
Debt refinancing and redemption costs	—	(11.3)
Other, net	0.5	0.5

Income before income taxes	40.6	4.9

Income tax expense (benefit)	7.0	(2.4)

Net income	$33.6	$7.3

Diluted earnings per share	$0.44	$0.10

Diluted shares outstanding	77.1	76.2

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended
	March 31,
	2014	2013
	(in millions)

Net income	$33.6	$7.3

Other comprehensive income (loss)
Defined benefit plans, net of ($2.7) million and $0.7 million of tax in 2014 and 2013, respectively	5.1	(1.1)
Foreign currency translation adjustments	7.8	4.9
Change in derivatives	0.9	0.5
Other comprehensive income	13.8	4.3

Comprehensive income	$47.4	$11.6

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2014 (Unaudited)	December 31, 2013
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$79.6	$154.0
Accounts receivable, net	654.1	458.5
Inventories, net	258.0	261.8
Prepaid expenses and other current assets	116.4	123.5
Total current assets	1,108.1	997.8

Property, plant and equipment, net	1,067.6	1,058.5
Deferred income taxes	338.5	341.8
Goodwill	156.4	156.4
GM postretirement cost sharing asset	235.8	242.0
Other assets and deferred charges	243.3	232.5
Total assets	$3,149.7	$3,029.0

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$478.8	$445.8
Accrued compensation and benefits	88.5	110.1
Deferred revenue	22.3	17.0
Accrued expenses and other current liabilities	108.2	94.2
Total current liabilities	697.8	667.1

Long-term debt	1,578.4	1,559.1
Deferred revenue	106.9	76.4
Postretirement benefits and other long-term liabilities	683.3	692.8
Total liabilities	3,066.4	2,995.4

Total stockholders' equity	83.3	33.6
Total liabilities and stockholders' equity	$3,149.7	$3,029.0

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended
	March 31,
	2014	2013
	(in millions)
Operating Activities
Net income	$33.6	$7.3
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	46.9	41.3
Other	(136.0)	(75.4)
Net cash used in operating activities	(55.5)	(26.8)

Investing Activities
Purchases of property, plant & equipment	(47.9)	(47.9)
Proceeds from sale of property, plant & equipment	7.9	0.1
Proceeds from sale-leaseback of equipment	—	3.9
Net cash used in investing activities	(40.0)	(43.9)

Financing Activities
Net increase in long-term debt	20.6	114.7
Debt issuance costs	(0.2)	(6.2)
Purchase of treasury stock	(0.3)	—
Employee stock option exercises	0.6	—
Net cash provided by financing activities	20.7	108.5

Effect of exchange rate changes on cash	0.4	0.6

Net increase (decrease) in cash and cash equivalents	(74.4)	38.4

Cash and cash equivalents at beginning of period	154.0	62.4

Cash and cash equivalents at end of period	$79.6	$100.8

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.
Earnings before interest expense, income taxes and depreciation and amortization (EBITDA) and adjusted EBITDA(a)

	Three months ended
	March 31,
	2014	2013
	(in millions)

Net income	$33.6	$7.3
Interest expense	25.0	29.1
Income tax expense (benefit)	7.0	(2.4)
Depreciation and amortization	46.9	41.3

EBITDA	$112.5	$75.3

Debt refinancing and redemption costs	—	11.3

ADJUSTED EBITDA	$112.5	$86.6

Net debt(b) to capital

	March 31, 2014	December 31, 2013
	(in millions, except percentages)

Total debt	$1,578.4	$1,559.1
Less: cash and cash equivalents	79.6	154.0

Net debt at end of period	1,498.8	1,405.1

Stockholders' equity	83.3	33.6

Total invested capital at end of period	$1,582.1	$1,438.7

Net debt to capital(c)	94.7%	97.7%

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Free Cash Flow(d)

	Three months ended
	March 31,
	2014	2013
	(in millions)

Net cash used in operating activities	$(55.5)	$(26.8)

Less: Purchases of property, plant & equipment, net of proceeds from sale of property, plant & equipment and sale-leaseback of equipment	(40.0)	(43.9)

Free cash flow	$(95.5)	$(70.7)

________________________________________

(a)
We define EBITDA to be earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a meaningful measure of performance as it is commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA differently.

(b)	Net debt is equal to total debt less cash and cash equivalents.

(c)
Net debt to capital is equal to net debt divided by the sum of stockholders' equity and net debt. We believe that net debt to capital is a meaningful measure of financial condition as it is commonly utilized by management, investors and creditors to assess relative capital structure risk. Other companies may calculate net debt to capital differently.

(d)
We define free cash flow as net cash provided by (used in) operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment and the sale-leaseback of equipment.  For purposes of calculating free cash flow, AAM excludes the impact of purchase buyouts of leased equipment, if any. We believe free cash flow is a meaningful measure as it is commonly utilized by management and investors to assess our ability to generate cash flow from business operations to repay debt and return capital to our stockholders. Free cash flow is also a key metric used in our calculation of incentive compensation. Other companies may calculate free cash flow differently.